UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

JAMESON STANFORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd., #202 Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada, 89102
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2014, the Board of Directors appointed the following individuals to serve as members of Jameson Stanford Resources Corporation’s (the “Company”) Board of Directors:

Name	Title
Joseph Marchal	Director, Executive Chairman
Douglas MacLellan	Director, Chairman of audit and Compensation Committees

On May 27, 2014, the Board of Directors appointed the following individual to serve as an officer of the Company:

Name	Title
Donna Moore	Interim Chief Financial Officer and Treasurer, Secretary
Michael Christiansen	President and Chief Operating Officer

Effective immediately upon the execution of the final board resolution appointing the above referenced replacement members to the Board of Directors and officer, Michael Stanford resigned from the Board of Directors of the Company. Michael Stanford also resigned as Chief Executive Officer. Mr. Stanford resigned for personal reasons.

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Joseph Marchal. Mr. Marchal served as Chief Executive Officer for Asia-Pacific Region of Chi-X Global Inc., a subsidiary of Instinet, LLC, from November 2008 to June 2009, where he was responsible for the Instinet platform expansion in the region. Mr. Marchal also served as President and Managing Director of Asia Region at Instinet, LLC, as well as its President of Instinet Japan Ltd. from January 2004 to November 2008, where he had strategic responsibility for Instinet’s Asian product. Mr. Marchal joined Deutsche Bank Securities from 2002 to 2004, and served as Senior Managing Director of Deutsche Bank Securities, where he was responsible for the distribution of Japanese Equities Global Product. Mr. Marchal was also its Managing Director, and was in charge of Sales Trading, Agency Execution, Program Trading, Listed Futures, and Options and Connectivity Sales. Mr. Marchal served as Head of Japanese Equity Sales Trading and Execution Services at Salomon Brothers Japan (now Nikko Citigroup) from 1996 to 2002, and previously held senior positions in Asia at Daiwa Securities International and Fidelity Investments Japan as Director of Trading from 1983 to 1996. Mr. Marchal began his career in 1983 at Maruso Securities as a floor trader on the Tokyo Stock Exchange and has more than 25 years of experience in the securities industry, where he was an active member of the Tokyo brokerage community and a regular participant in industry advisory groups and conference panels. Mr. Marchal holds a B.S. degree from Sophia University, Japan.

Douglas MacLellan. Mr. MacLellan has over 26 years of senior level international executive business experience, primarily in the financial information, pharmaceuticals, telecoms, software, consumer products, and IT industries. Mr. MacLellan has been a catalyst for the development and financing of global businesses in the United States, and in the countries of: Bulgaria, Cambodia, Canada, Chile, China, Hungary, India, Korea, Madagascar, Vietnam, and Russia. Throughout his professional career, as a senior international business executive and a member of the Board of Directors of numerous companies, he has provided management advice and counsel on: strategic planning, operational activities, corporate finance, economic policy, asset allocation, and mergers & acquisitions. He has helped raise over US$775 million for development stage, start-up, and mid-cap companies. Mr. MacLellan is also a regular speaker at industry conferences, and has been interviewed on various syndicated radio and television news programs in regards to his insights related to China business, selected industries, and economic forecasts.

Donna Moore. From 2010 to present, Ms. Moore has been serving as Chief Financial Officer for Summit Capital USA, Inc. in Tempe, AZ. In addition, from April 2012 until April 2014, Ms. Moore served as Chief Financial Officer of eWellness Healthcare Corporation. From March 2011 to September 2012, Ms. Moore served as Chief Financial Officer for Elevate, Inc. in San Clemente, CA. From September 2010 to January 2011 and from October 2011 to August 2012, Ms. Moore served as Chief Financial Officer of Voice Assist, Inc. in Lake Forest, CA. From May 2011 to August 2011, Ms. Moore served as Chief Financial Officer of Oraco Resources in Tempe, AZ. Between 2008 and 2010, Ms. Moore served as part time Controller for Skye International, Inc. in Scottsdale, AZ. Prior to Skye International, Ms. Moore was the Controller for Monarch Brass & Copper Corp., in Waterbury, CT from 1984 through 2007. Ms. Moore is a business financial professional with over 29 years of hands-on business experience. Ms. Moore has held positions as chief financial officer, controller, and secretary/treasurer of both public and private corporations. Her experience includes general accounting, financial reporting, systems implementation and management, treasury functions, and cost accounting. Ms. Moore specializes in executing uniform financial controls so as to improve productivity, reduce costs, and maximize profitability. Ms. Moore holds a Bachelor of Science degree in Business Management, and an MBA in finance and accounting from Brigham Young University.

Michael Christiansen, age 57, has served as executive consultant to Social Networking Technology, Inc. since March 2014. He previously served as Executive Vice President, Corporate Development of Jameson Stanford Resources Corporation, where he was responsible for capital markets, investor relations and corporate administration until March 2014. He also served as Executive Vice President and Chief Financial Officer of Jameson Stanford Resources Corporation and Bolcán Mining Corporation from May 2012 until October 2012. Mr. Christiansen worked at WestPark Capital from 2007 to 2012 as Managing Director in the Corporate Finance group. Mr. Christiansen has more than fifteen years of investment banking experience, having served previously with Prudential Securities from 1997 to 2001, and with Seidler Amdec Securities and Laffer Associates from 1986 to 1992. Prior to joining WestPark Capital, Mr. Christiansen served as Executive Vice President and Chief Financial Officer of Vizional Technologies, Inc. from 2002 through 2006, and as Executive Vice President and Chief Financial Officer of PortaCom Wireless, Inc. from 1994 to 1996. Mr. Christiansen received an MBA from the University of Southern California, and a B.S. degree in corporate finance and economics from Utah State University.

Item 8.01	Other Events.

The Company has changed its administrative office to 605 W. Knox Rd., #202, Tempe, AZ.  A shareholder is providing the Company with office space without charge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION

Date: May 29, 2014	By:	/S/ Donna Moore
Donna Moore, Interim Chief Financial Officer